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                                                                    Exhibit 99.2



                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                              RIGHTS CERTIFICATES

                                   ISSUED BY

                               AMF BOWLING, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated ____________, 1999 (the "Prospectus") of AMF Bowling, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the rights certificates evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on ___________, 1999, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering" in the Prospectus.

     Payment of the Subscription Price of $____ per share for each share of common stock, $0.01 par value per share (the "Common Stock"), of the Company subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. All undefined capitalized terms used herein have the definition ascribed to them in the Prospectus.

                      The Subscription Agent is:
                      _____________________
                      Facsimile Transmission
                      (Eligible Institutions only):         By Hand or
By Mail:                                                 Overnight Courier:
______________        (___) ____________              _______________________
______________                                        _______________________
______________        To confirm receipt of           _______________________
______________        facsimile only:                 _______________________
                      (___) ____________
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    The address and telephone numbers of the information agent, for inquiries, information or requests for additional documentation are as follows:

              ___________________________
              ___________________________
              ___________________________
              (___)   ___________________
              Toll Free (800) ___________
              Banks and Brokerage Firms
              Please call (800) _________

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ___________ Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to _______ of the Rights represented by such Rights Certificate and (ii) the Over-Subscription Privilege relating to each such Right to subscribe, to the extent that shares ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to _______ Excess Shares. The undersigned understands that payment of the Subscription Price of $_____ per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

[ ] is being delivered to the Subscription Agent herewith

or

[ ] has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

[ ] wire transfer of funds

    -name of transferor institution
                                       _______________________________________
    -date of transfer
                                       _______________________________________
    -confirmation number (if available)
                                       _______________________________________

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the

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    Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

[ ] certified check

[ ] bank draft (cashier's check)

[ ] money order

-name of maker_________________________________________________________________

-date of check, draft or money order number____________________________________

-bank on which check is drawn or issuer of money order_________________________

Signature(s)        ___________________________________________________________

Name(s)             ___________________________________________________________

                    ___________________________________________________________

                    ___________________________________________________________
                                        (PLEASE TYPE OR PRINT)
                    ___________________________________________________________

Address(es)         ___________________________________________________________
                                                                     (ZIP CODE)

Area Code and Tel. No(s).______________________________________________________

Rights Certificate No(s). (if available)_______________________________________

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                             GUARANTEE OF DELIVERY
          (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                   (ADDRESS)

________________________________________________________________________________
                        (AREA CODE AND TELEPHONE NUMBER)

Dated:____________________________________________________________________, 1999

________________________________________________________________________________
                                 (NAME OF FIRM)

________________________________________________________________________________
                             (AUTHORIZED SIGNATURE)


The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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